Exhibit 31.1
CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Peter Stokes, certify that:
1.   I have reviewed this annual report on Form 10-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC (the “registrant”);
2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.
Date: September 29, 2006

/s/ Peter Stokes
Peter Stokes
Chief Executive Officer and Interim Chief Financial Officer